Exhibit 99.1
Galaxy Announces Second Quarter 2026 Financial Results
NEW YORK, August 5, 2026 — Galaxy Digital Inc. (Nasdaq: GLXY) (the "Company" or "GDI") today released financial results for the three and six months ended June 30, 2026. In this press release, a reference to
"Galaxy," "we," "our" and similar words refers to GDI, its subsidiaries and affiliates, and, prior to the
Reorganization Transactions, refers to Galaxy Digital Holdings LP (the "Partnership" or "GDH LP"), its
subsidiaries and affiliates, or any one of them, as the context requires.1
— Financial Highlights
•Q2 2026 net loss of $(85) million and diluted and adjusted EPS of $(0.09), driven primarily by the depreciation of digital asset prices in the quarter.2
•Q2 2026 adjusted gross profit of $43 million and adjusted EBITDA of $(77) million.2
•Total equity of $2.7 billion and cash and stablecoin holdings of $2.5 billion as of June 30, 2026.
— Corporate Updates
•Subsequent to quarter-end, Galaxy substantially expanded its data center footprint with the acquisition of three new sites in Texas for the development of AI data centers, bringing its total power pipeline to over 5.7 GW.
◦Galaxy executed a development agreement to acquire 500 acres in the McGregor Industrial
Park for its Merlin campus, securing an initial agreement to support 74 MW of capacity, with the potential to expand to up to 500 MW.
◦Galaxy acquired two additional sites for development in Texas, Caspian and Selene, with potential power capacities of approximately 700 MW and 900 MW, respectively, subject to
ERCOT’s interconnection process.
•Galaxy completed delivery of the first phase of power at its Helios data center campus in West Texas, delivering 200 MW of gross power — 133 MW of critical IT load — to CoreWeave under the Company's
15-year lease agreement. Phase I was delivered on schedule, with rent commencement under the
Phase I lease scaling with delivered capacity throughout the second quarter of 2026.
•On July 28, Galaxy, through its wholly-owned subsidiary Galaxy Helios Data Centers II LLC, completed a private offering of $3.5 billion of senior secured notes due 2031. Proceeds from the offering will be used to fund construction of Helios I, Phase II.
•Galaxy entered a multi-year agreement with BNY, which oversees more than $60 trillion in assets under custody, to further advance its digital asset infrastructure, including support for staking on BNY's Digital
Asset Custody platform. Galaxy is also serving as a design partner to support the continued
development of BNY's digital asset platform infrastructure.

SELECT FINANCIAL METRICS	Q2 2026	Q1 2026	Q/Q % Change
Total Assets	$10,844M	$9,992M	9%
Total Equity	$2,720M	$2,779M	(2)%
Cash & Stablecoins[3]	$2,459M	$2,605M	(6)%
Net Digital Assets and Investments[4]	$1,160M	$1,362M	(15)%
Net Income / (Loss)	($85M)	($216M)	N.M.
Adjusted EBITDA[2]	($77M)	($188M)	N.M.

Note: Throughout this document, totals may not sum due to rounding. Percentage change calculations are based on unrounded results. N.M. is the abbreviation for "Not Meaningful".
(1) On May 13, 2025, the Company, Galaxy Digital Holdings Ltd. and GDH LP consummated a series of transactions resulting in the reorganization of the
Company’s corporate structure (the “Reorganization Transactions”).
(2) Adjusted EPS, Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. Refer to pages 12 through 14 for more information and a non-GAAP to GAAP reconciliation to the most directly comparable GAAP measure.
(3) Includes $896M in Cash and Cash Equivalents and $1,563M in Stablecoins as of the end of Q2 2026 and $911M in Cash and Cash Equivalents and
$1,694M in Stablecoins as of the end of Q1 2026.
(4) Refer to page 7 of this release for a breakout of Galaxy’s Treasury & Corporate net digital asset and investment exposure.

2  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
— Galaxy Financial Snapshot
•Galaxy reported a net loss of $(85) million for Q2 2026 and diluted and adjusted EPS of $(0.09), driven primarily by the depreciation of digital asset prices during the period.1
•Digital Assets and Data Centers operating businesses generated $86 million of adjusted gross profit and $1 million of adjusted EBITDA, up $34 million and $21 million QoQ, respectively.1
•Digital Assets generated adjusted gross profit of $66 million and adjusted EBITDA of $(11) million.
Despite the pullback in digital asset prices and activity during the quarter, adjusted gross profit increased by 34% QoQ, reflecting the resilience of our business model and further demonstrating that our earnings are becoming less dependent on the direction of digital asset prices.1
•Data Centers generated adjusted gross profit of $20 million and adjusted EBITDA of $11 million during the quarter, as capacity delivery to CoreWeave ramped throughout the period, with all 133 MW of critical IT load under the Phase I lease in service by quarter end. With the full 133 MW now delivered, due to contracted payments, Galaxy expects Phase I to generate quarterly leasing revenue of approximately $80 million, and expected quarterly project-level Adjusted EBITDA margin of over 90%
beginning in the third quarter of 2026.1
•Treasury & Corporate generated adjusted gross loss of $(42) million and adjusted EBITDA of $(78)
million, driven primarily by unrealized losses on digital assets and investment positions.1

GAAP Revenues and Transaction Expenses	Q2 2026	Q1 2026	Q/Q % Change
Gross Revenues & Gains/(Losses) from Operations	$8,711M	$10,213M	(15)%
Gross Transaction Expenses	$8,486M	$10,017M	(15)%

Segment Reporting Breakdown	Q2 2026	Q1 2026	Q/Q % Change
Digital Assets Adjusted Gross Profit[1]	$66M	$49M	34%
Digital Assets Adjusted EBITDA[1]	($11M)	($19M)	N.M.

Data Centers Adjusted Gross Profit[1]	$20M	$3M	560%
Data Centers Adjusted EBITDA[1]	$11M	($0.9M)	N.M.

Treasury & Corporate Adjusted Gross Profit[1]	($42M)	($140M)	N.M.
Treasury & Corporate Adjusted EBITDA[1]	($78M)	($167M)	N.M.

Adjusted Gross Profit[1]	$43M	($88M)	N.M.
Adjusted EBITDA[1]	($77M)	($188M)	N.M.

Net Income	($85M)	($216M)	N.M.
Note: Throughout this document, totals may not sum due to rounding. Percentage change calculations are based on unrounded results. N.M. is the abbreviation for "Not Meaningful".
(1) Adjusted EPS, Adjusted Gross Profit, Adjusted EBITDA and project-level Adjusted EBITDA margin are non-GAAP financial measures. Please see Non-
GAAP Financial Measures below for further information. Refer to pages 12 through 14 for more information and a non-GAAP to GAAP reconciliation to the most directly comparable GAAP measure.

3  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
— Digital Assets
Global Markets
Global Markets reported adjusted gross profit of $49 million in the second quarter.1
•Galaxy’s digital asset trading volumes declined 7% QoQ in a period where industry trading volumes were down more than double-digit percentage points sequentially.
•Average loan book size of $1.4 billion was up modestly compared to the prior quarter. New loan originations increased QoQ, supported by the successful pre-launch of the Galaxy Onchain
Financing Rate (“GOFR”), alongside broader demand from new and existing clients.
•Galaxy launched an OTC Prediction Markets offering, enabling institutional clients to implement multi-asset hedging strategies around event-driven markets.

KEY PERFORMANCE INDICATORS	Q2 2026	Q1 2026	Q/Q % Change
Global Markets Adjusted Gross Profit[1]	$49M	$31M	58%
Loan Book Size (Average)	$1,438M	$1,427M	1%
Total Trading Counterparties	1,741	1,691	3%

Global Markets Adjusted Gross Profit: Gross Profit from Galaxy trading activity, net of transaction expenses, and fee revenue associated with the
Investment Banking business. Loan Book Size (Average): Average market value of all open loans, excluding uncommitted credit facilities.

Asset Management & Infrastructure Solutions
Asset Management & Infrastructure Solutions generated $17 million of adjusted gross profit in Q2 2026.1
•Galaxy ended Q2 with $7.1 billion in combined assets under management and assets under stake, down 12% QoQ, driven primarily by the depreciation of digital asset prices during the period.3
•Galaxy entered a multi-year agreement with BNY, which oversees more than $60 trillion in assets under custody, to further advance digital asset infrastructure for institutional markets, including support for staking on BNY's Digital Asset Custody platform. In addition to staking, Galaxy is serving as a design partner to further advance BNY's digital asset platform infrastructure.
•Galaxy launched the Galaxy Fintech Fund, a long-short hedge fund investing in the convergence of traditional finance, blockchain infrastructure, and emerging technologies.
•Galaxy and State Street Investment Management launched the State Street Galaxy Onchain
Liquidity Sweep Fund (“SWEEP”), a tokenized private liquidity fund designed to enable 24/7 onchain cash management via stablecoin, subject to availability of stablecoin in the fund’s portfolio.

KEY PERFORMANCE INDICATORS	Q2 2026	Q1 2026	Q/Q % Change
Asset Management & Infrastructure Solutions Adjusted Gross Profit[1]	$17M	$18M	(6)%
ETFs	$1,805M	$2,190M	(18)%
Alternatives	$2,553M	$2,757M	(7)%
Assets Under Stake	$2,790M	$3,215M	(13)%

All figures are unaudited. ETFs: Include assets in Galaxy-sponsored and sub-advised exchange-traded funds, including seed investments by affiliates, based on prices as of the end of the specified period. ETF assets include both Galaxy balance sheet and third-party assets. Changes in ETF assets are generally the result of performance, inflows/outflows, and market movements. Alternatives: Includes committed capital closed-end vehicles, fund of fund products, engagements to unwind portfolios, affiliated and unaffiliated separately managed accounts, and seed investments by affiliates, based on prices as of the end of the specified period. For committed capital closed-end funds, Alternatives are reported as Net Asset Value (“NAV”) plus unfunded commitments. Alternatives for quarterly close vehicles are reported as of the most recent quarter available for the applicable period. Assets Under Stake:
Represents the total notional value of assets bonded to Galaxy validators, based on prices as of the end of the specified period. These figures include both Galaxy balance sheet and third-party assets. Note: As of the end of Q2 2026, $733M of assets are captured within both Assets Under Stake and
Alternatives.

(1) Adjusted Gross Profit is a non-GAAP financial measure. Refer to page 12 for more information and a reconciliation to the most directly comparable GAAP measure. (2) Source: The Block. Industry-wide trading volumes defined as spot cryptocurrency monthly exchange volumes, BTC futures, BTC options, and ETH options volumes. (3) Assumes prices for relevant cryptocurrencies as of 6/30/2026.
4  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
— Data Centers
Data Centers generated $20 million of adjusted gross profit and $11 million of adjusted EBITDA in Q2
2026.1
•Q2 marked the segment's first quarter of revenue-generating operations, as Phase I data hall delivery ramped throughout the quarter, with all 133 MW of critical IT load under the Phase I lease in service by quarter end. With the full 133 MW now delivered, due to contracted payments,
Galaxy expects Phase I to generate quarterly leasing revenue of approximately $80 million and expected quarterly project-level Adjusted EBITDA margin of over 90% beginning in Q3 2026.1

KEY PERFORMANCE INDICATORS	Q2 2026	Q1 2026
Data Centers Adjusted Gross Profit[1]	$20M	$3M
Data Centers Adjusted EBITDA[1]	$11M	($0.9M)
Data Centers Total Assets (End of Period)	$2,544M	$2,104M
Data Centers Total Liabilities (End of Period)	$1,548M	$1,330M
Data Centers Quarterly Capital Expenditure	$448M	$354M
Delivered Critical IT Load[2]	133 MW	-

(1) Adjusted Gross Profit, Adjusted EBITDA and project-level Adjusted EBITDA margin are non-GAAP financial measures. Refer to pages 12 - 14 for more information and a reconciliation to the most directly comparable GAAP measure. (2) Represents revenue-generating capacity delivered to tenants, reflecting capacity delivered at quarter end.

Helios Data Center Campus:
•Galaxy completed delivery of the first phase of power at its Helios data center campus in West
Texas, delivering 200 MW of gross power — 133 MW of critical IT load — to CoreWeave under the
Company's 15-year lease agreement. Phase I was delivered on schedule, with rent commencement under the Phase I lease scaling with delivered capacity throughout the second quarter of 2026.
•Galaxy commenced construction on Phase II of Helios, a 260 MW critical IT capacity expansion, with HITT Contracting serving as general contractor. HITT has been mobilized and on site since
April 2026, with earthwork complete and structural foundation work now underway. Data hall deliveries under Phase II are expected to begin in the second quarter of 2027.
•On July 28, Galaxy, through its wholly-owned subsidiary Galaxy Helios Data Centers II LLC, completed a private offering of $3.5 billion of senior secured notes due 2031. Proceeds from the offering will be used to fund construction of Helios I, Phase II.
•Galaxy continues to advance discussions with prospective tenants for the additional 830 MW of approved capacity at Helios not yet under lease, and has 2 GW of additional power under study at the Helios campus alone to support the rising demand for AI infrastructure.

The Helios Campus	CoreWeave Leases (Phases I+II+III)

1.63GW	800MW	526MW	15 Years
Total Approved Gross Power Capacity	Gross Power Capacity	Critical IT Load	Base Lease Term, Excluding Two 5-Year Extension Options
2,200+	Q2 2026	$1.2B+	90%+
Campus Acreage[1]	Phase I Rent Commencement Date	Anticipated Average Annual Revenue[2]	Anticipated Average Lease- Level Adjusted EBITDA Margins[2]

(1) Represents land under direct control. (2) Based on committed contractual terms, internal estimates for capital expenditures. Reflects anticipated average annual revenue across the full 526MW of contracted critical IT load over the lease term. Actual results may differ materially due to business, economic and competitive uncertainties and contingencies, which are beyond the control of the Company and its management and subject to change. Average Lease-Level adjusted EBITDA margin is a non-GAAP financial measure Refer to pages 12 - 14 for more information and a reconciliation to the most directly comparable GAAP measure.
5  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
Galaxy’s Path to Multi-Gigawatt Scale
Galaxy continues to build out a multi-gigawatt power pipeline across Texas, now totaling over 5.7 GW of potential capacity, as it expands beyond Helios to meet accelerating demand for AI and HPC infrastructure.
The Helios Campus
•Helios currently has more than 1.6 GW of approved power capacity. Two additional 1 GW load requests — Helios III and Helios IV — are progressing through ERCOT's interconnection process.
Together, these requests represent potential total capacity of 3.6 GW, which would place Helios among the largest known 100% front-of-the-meter data center campuses.
Recent Site Acquisitions
•Galaxy executed a development agreement with the city of McGregor, Texas, to acquire 500 acres in the McGregor Industrial Park for the development of Merlin, an AI and HPC data center campus.
Galaxy is advancing the electrical infrastructure required to support the campus and has secured an agreement for approximately 74 MW of capacity in the initial phase, with the potential to grow into a 500 MW campus as the utility upgrades transmission infrastructure.
•Galaxy also acquired two additional sites in Texas for the development of AI and HPC data center campuses, Caspian and Selene, which have potential capacity of approximately 700 MW and 900
MW, respectively, subject to ERCOT’s interconnection process.
6  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.

Data Centers Power Pipeline

Contracted Power Capacity[1]
Contractable Power Capacity[2]
Batch Zero Base Load Eligible[3]
Batch Zero Studied Load Eligible[4]
Expansion Opportunity[5]
800 MW
Helios I
830 MW
Helios II
74 MW
Merlin I
700 MW
Caspian
1,000 MW
Helios III
900 MW
Selene
1,000 MW
Helios IV
426 MW
Merlin II
5,730 MW
Total Potential Power Portfolio[6]

Chart depicts, as applicable, actual or expected potential gross power capacity. (1) Represents power capacity contracted under executed options or lease agreements. (2) Represents power capacity for which Galaxy has completed the relevant development milestones necessary to contract with a leasing partner.
(3) Represents capacity eligible to be classified as Batch Zero Base Load as a result of Galaxy’s completion of required milestones, including signed interconnection agreements and posting of financial security. (4) Represents capacity eligible to be classified as Batch Zero Studied Load as a result of Galaxy's completion of required Batch Zero attestations and posting of financial security ahead of applicable ERCOT deadlines. (5) Represents potential capacity from identified expansion opportunities at existing Galaxy-owned sites. (6) Assumes full approval and allocation of identified potential capacity.

Power Capacity Ramp Schedule

Contracted Capacity[1]
Uncontracted Capacity Ramp[2]
200 MW
550 MW
1,624 MW
824 MW
800 MW
3,074 MW
2,274 MW
800 MW
5,730 MW
4,930 MW
800 MW
2026
2027
2028
2029
2030+
5,730 MW
426 MW
Merlin II
1,000 MW
Helios IV
900 MW
Selene
1,000 MW
Helios III
700 MW
Caspian
74 MW
Merlin I
830 MW
Helios II
800 MW
Helios I
Total Potential Power Portfolio[3]

Chart depicts, as applicable, actual or expected potential gross power capacity and actual or estimated earliest potential energization timeline, assuming applicable power approval and related agreement with leasing partner. (1) Represents power capacity contracted under executed options or lease agreements.
(2) Represents potential capacity from identified expansion opportunities at existing Galaxy-owned sites. (3) Assumes full approval and allocation of identified potential capacity.
7  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
— Balance Sheet
Equity Capital
As of June 30, 2026, Galaxy had $2.7 billion in equity capital.
Below is a breakout of how the Company’s equity capital is allocated across its Digital Assets, Data Centers and Treasury & Corporate segments.

$2.7 billion of equity capital across three segments:
~36%	~36%	~28%
Digital Assets	Data Centers	Treasury & Corporate
Treasury & Corporate Net Digital Asset and Investment
Exposure
The Company’s Treasury & Corporate segment maintains exposure to the digital asset ecosystem through a diversified allocation across spot positions, derivatives, ETFs, equities, venture investments, private equity holdings and fund investments.
The below pie chart is representative of the Treasury & Corporate segment’s net digital asset and investment exposure as of June 30, 2026.
(1) Includes spot BTC, BTC derivatives, short and other hedge positions, associated tokens such as wrapped BTC, and interests in investment vehicles designed to hold BTC.
(2) Includes spot SOL, SOL derivatives, short and other hedge positions, associated tokens such as wrapped SOL, and interests in investment vehicles designed to hold SOL, including Galaxy’s investment in Forward Industries.
(3) Represents spot and interests in investment vehicles that provide exposure to other digital assets.
(4) Includes publicly traded securities, including those subject to a short-term lock-up.
8  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
Earnings Conference Call
An investor conference call will be held today, August 5, 2026, at 8:30 AM Eastern Time. A live webcast will be available at https://
investor.galaxy.com/, on the Company's YouTube channel and through the Company’s X profile (@GalaxyDigitalHQ). A replay of the webcast will be available and can be accessed in the same manner as the live webcast on the Company's Investor Relations website.
Through August 31, 2026, the recording will also be available by dialing 1-844-512-2921, or 1-412-317-6671 (outside the U.S. and
Canada) and using the passcode: 18446.

About Galaxy Digital Inc. (Nasdaq: GLXY)
Galaxy Digital Inc. (Nasdaq: GLXY) is a global leader in digital assets and data center infrastructure, delivering solutions that accelerate progress in finance and artificial intelligence. Our digital assets platform offers institutional access to trading, advisory, asset management, staking, self-custody, and tokenization technology. In addition, we develop and operate cutting-edge data center infrastructure to power AI and HPC workloads. Our 1.6 GW Helios campus in Texas positions Galaxy among the largest and fastest-
growing data center developers in North America. The Company is headquartered in New York City, with offices across North America,
Europe, the Middle East, and Asia. Additional information about Galaxy's businesses and products is available on www.galaxy.com.
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This press release and the accompanying conference call may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the
“Exchange Act”) and the Private Securities Litigation Reform Act of 1995, and "forward-looking information" under Canadian securities laws (collectively, "forward-looking statements"). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including, without limitation, statements about Galaxy’s business plans and goals, including with respect to the Helios
Data Center, lease agreements with CoreWeave, planned data centers, power capacity and energization timelines, the Galaxy Fintech fund, future reporting measures and business strategy, our future results of operations and financial position, and industry dynamics are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,”
“continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,”
“would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (1) the inability to maintain Nasdaq’s listing standards; (2) costs related to AI/HPC plans, transactions, operations and strategy, including impairment charges recognized in connection with the conversion of our Helios mining infrastructure and negative
Adjusted EBITDA in recent periods; (3) changes in applicable laws or regulations, and changes or events that impact the cryptocurrency and AI/HPC industry, including potential regulation, that are out of our control; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) declines in the prices of digital assets or in the volume of transactions that we conduct, and our exposure to market risk on our digital asset and investment positions; (6) the risk that our business will not grow in line with our expectations; (7) the possibility that our addressable market is smaller than we have anticipated and/or that we may not gain share of it; (8) the possibility that there is a disruption or change in power dynamics impacting our results or current or future load capacity; (9) any delay or failure to consummate our business mandates or achieve our pipeline goals; (10)
technological challenges, cyber incidents or exploits; (11) risks related to retrofitting our existing facility from mining to AI/HPC infrastructure, including the timing of construction and its impact on lease revenue; (12) any inability or difficulty in obtaining additional financing for AI/HPC infrastructure needs on acceptable terms or at all; (13) changes to the AI/HPC infrastructure needs and their impact on future plans at the Helios campus; (14) any delay in obtaining, or failure to obtain, necessary ERCOT power approvals; (15)
risks associated with the leasing business, including those associated with counterparties; (16) risks associated with our GalaxyOne platform; and (17) those other risks contained in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26,
2026 and available on Galaxy’s profile at www.sec.gov (our “Form 10-K”), as such factors may be updated from time to time in our filings with the SEC, including without limitation, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026.
Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-
looking statements. Except as required by law, we assume no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.
9  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
This press release and our earnings call contain certain preliminary information about our performance in the second quarter of 2026.
This information is preliminary and represents the most current information available to management. The Company’s actual consolidated financial statements may differ materially as a result of the completion of normal quarterly accounting procedures and adjustments or due to other risks contained in our Form 10-K, as such risks may be updated from time to time in our filings with the
SEC, including without limitation, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026. Although the
Company believes the expectations reflected in this press release are based upon reasonable assumptions, the Company can give no assurance that actual results will not differ materially from these expectations.
Galaxy announces material information to the public through filings with the Securities and Exchange Commission, the investor relations and newsroom pages on its website (investor.galaxy.com and galaxy.com/newsroom), press releases, its LinkedIn profile
(linkedin.com/company/galaxyhq), its X account (@galaxyhq), public conference calls and webcasts in order to achieve broad, non-
exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. Galaxy encourages investors and others to follow the channels listed above and to review the information disclosed through such channels.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, this press release and the accompanying tables contain adjusted gross profit, adjusted EBITDA, project-level adjusted EBITDA margin, average lease-level adjusted EBITDA margin and adjusted EPS, which are non-GAAP financial measures. Adjusted gross profit, adjusted EBITDA, project-level adjusted EBITDA margin, average lease-level adjusted EBITDA margin and adjusted EPS are unaudited, presented as supplemental disclosure and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Please see pages 12 - 14 for a reconciliation of (i) adjusted gross profit to revenues and gains / (losses) from operations (including for our individual segments) during the three months ended June 30, 2026 and 2025, (ii) adjusted EBITDA to net income (loss) (including for our individual segments) during the three months ended June 30, 2026 and 2025 and (iii) adjusted EPS to diluted EPS for the three months ended June 30, 2026 and 2025. A reconciliation of the Company’s expected project-level adjusted EBITDA margin or average lease-level adjusted EBITDA margin to the most directly comparable GAAP financial measure cannot be provided without unreasonable effort and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation and certain other items reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which could be material.
It is important to note that the particular items we exclude from, or include in, adjusted gross profit, adjusted EBITDA, project-level adjusted EBITDA margin, average lease-level adjusted EBITDA margin and adjusted EPS may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-
GAAP financial measures and may revise these measures to reflect changes in our business or otherwise.
We believe adjusted gross profit is a helpful non-GAAP financial measure to our management and investors because it eliminates the impact of the directly attributable transaction expenses. As such, it provides useful information about our financial performance, enhances the overall understanding of our past performance and future prospects, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making and provides an additional tool for investors to use to understand and compare our operating results across accounting periods.
Adjusted EBITDA is a non-GAAP financial measure that is used by management, in addition to GAAP financial measures, to understand and compare our operating results across accounting periods, for risk management and operational decision-making. This non-GAAP measure provides investors with additional information in evaluating the Company’s operating performance. Adjusted
EBITDA represents Net income / (loss), excluding (i) equity-based compensation, (ii) notes interest and other expense, (iii) tax expense / (benefit), (iv) depreciation and amortization expense and (v) other discrete items which are not individually significant that we believe are not indicative of our ongoing results. The above items are excluded from our Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. Project-level adjusted EBITDA margin is defined as project-level adjusted EBITDA for Helios Phase I, divided by leasing revenue, and excludes overhead expenses. Average lease-level adjusted EBITDA margin is defined as adjusted EBITDA for the CoreWeave lease, divided by leasing revenue, and excludes overhead expenses.
Adjusted EPS is defined as diluted EPS assuming all outstanding noncontrolling interest holders exchanged their LP units in GDH LP for Class A common stock of the Company. This non-GAAP financial measure is commonly used as an analytical indicator of performance by investors within the industries in which we operate. Adjusted EPS should not be considered in isolation or as an alternative to or a substitute for financial statement data presented in Galaxy Digital’s consolidated financial statements as indicators of financial performance.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
© Copyright Galaxy Digital 2026. All rights reserved.
10  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
Galaxy Digital Inc.’s Consolidated Statements of Financial Position (unaudited)

(in thousands)	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents .........................................................................................................................................	$895,744	$1,246,240
Digital intangible assets (includes $1,684.3 and $2,717.4 million measured at fair value) ..............................	2,450,733	3,526,216
Digital financial assets .................................................................................................................................................	1,055,655	988,621
Digital asset loans receivable, net of allowance ......................................................................................................	782,361	1,070,029
Investments ...................................................................................................................................................................	657,951	709,069
Assets posted as collateral, net of allowance ..........................................................................................................	164,314	199,983
Derivative assets ..........................................................................................................................................................	135,134	83,807
Accounts receivable (includes $4.8 and $3.4 million due from related parties) .................................................	86,453	34,012
Digital assets receivable ..............................................................................................................................................	3,171	3,778
Loans receivable, net of allowance ...........................................................................................................................	947,408	554,449
Prepaid expenses and other assets ..........................................................................................................................	59,523	99,734
Total current assets ...........................................................................................................................................................	7,238,447	8,515,938
Non-current assets
Digital assets receivable ..............................................................................................................................................	3,218	4,719
Digital asset loans receivable, net of allowance, non-current ...............................................................................	4,319	8,900
Investments (includes $740.9 and $864.0 million measured at fair value) ........................................................	884,128	1,023,236
Digital intangible assets ...............................................................................................................................................	11,023	26,824
Loans receivable, net of allowance, non-current .....................................................................................................	6,787	2,553
Property and equipment, net ......................................................................................................................................	2,218,204	1,423,113
Other non-current assets .............................................................................................................................................	411,332	276,275
Goodwill .........................................................................................................................................................................	66,523	66,523
Total non-current assets ...................................................................................................................................................	3,605,534	2,832,143
Total assets .....................................................................................................................................................................	$10,843,981	$11,348,081
Liabilities and Equity
Current liabilities
Derivative liabilities .......................................................................................................................................................	151,348	40,482
Accounts payable and accrued liabilities ..................................................................................................................	306,839	277,663
Digital assets borrowed ...............................................................................................................................................	1,486,909	2,361,161
Payable to customers ..................................................................................................................................................	80,723	85,808
Loans payable ...............................................................................................................................................................	286,715	52,626
Collateral payable .........................................................................................................................................................	1,933,066	1,980,171
Notes payable - current ...............................................................................................................................................	436,985	428,545
Other current liabilities .................................................................................................................................................	130,583	85,062
Total current liabilities .......................................................................................................................................................	4,813,168	5,311,518
Non-current liabilities
Notes payable ...............................................................................................................................................................	2,825,773	2,432,510
Digital assets borrowed, non-current .........................................................................................................................	27,560	56,107
Other non-current liabilities (includes $71.5 and $72.3 million due to related parties) ......................................	457,372	513,169
Total non-current liabilities ...............................................................................................................................................	3,310,705	3,001,786
Total liabilities ................................................................................................................................................................	8,123,873	8,313,304
Equity
Class A common stock, $0.001 par value; 2,000,000,000 shares authorized and 194,798,949 issued and outstanding ....................................................................................................................................................................	194	192
Convertible Class B common stock, $0.0000000001 par value; 500,000,000 shares authorized and 196,596,698 issued and outstanding ........................................................................................................................	—	—
Additional Paid in Capital ............................................................................................................................................	1,588,391	1,614,660
Accumulated other comprehensive income (loss) ..................................................................................................	1,926	(2,038)
Retained Earnings ........................................................................................................................................................	232,855	342,921
Total stockholders’ equity(1) .........................................................................................................................................	1,823,366	1,955,735
Noncontrolling interest .................................................................................................................................................	896,742	1,079,042
Total equity ......................................................................................................................................................................	2,720,108	3,034,777
Total liabilities and equity ...........................................................................................................................................	$10,843,981	$11,348,081
(1) For periods prior to the Reorganization Transactions, represents total GDH LP Unit Holders’ Capital.
11  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
Galaxy Digital Inc.’s Consolidated Statements of Operations and Other Comprehensive Income (Loss) (unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Revenues ..........................................................................	$8,557,336	$8,661,555	$18,598,780	$21,637,761
Gains / (losses) from operations ...................................	134,320	395,094	306,101	274,763
Data center leasing revenue ..........................................	18,877	—	18,877	—
Revenues and gains / (losses) from operations ...........................................................................	8,710,533	9,056,649	18,923,758	21,912,524
Operating expenses:
Transaction expenses .....................................................	8,485,821	8,629,940	18,502,566	21,576,949
Impairment of digital assets ...........................................	181,348	127,477	465,750	239,906
Compensation and benefits ...........................................	83,996	64,969	167,544	121,922
General and administrative ...........................................	18,766	11,783	33,348	85,745
Depreciation and amortization .......................................	9,161	7,458	15,000	20,071
Technology ........................................................................	16,254	11,598	31,017	21,485
Professional fees .............................................................	19,012	22,791	30,043	43,563
Notes interest expense ..................................................	25,098	14,240	42,674	28,311
Total operating expenses ........................................	8,839,456	8,890,256	19,287,942	22,137,952
Other income / (expense):
Unrealized gain / (loss) on notes payable - derivative ...............................................................................	—	(125,150)	—	(35,544)
Other income / (expense), net .......................................	736	918	1,440	1,590
Total other income / (expense) ..............................	736	(124,232)	1,440	(33,954)
Net income / (loss) before taxes ...................................	$(128,187)	$42,161	$(362,744)	$(259,382)
Income taxes expense / (benefit) ..................................	(42,871)	11,470	(61,117)	5,358
Net income / (loss) ............................................................	$(85,316)	$30,691	$(301,627)	$(264,740)
Other comprehensive income (loss), net of tax
Change in fair value of cash flow hedges ...................	3,492	—	8,043	—
Other comprehensive income (loss) ............................	3,492	—	8,043	—
Comprehensive income (loss) .......................................	$(81,824)	$30,691	$(293,584)	$(264,740)
Comprehensive income / (loss) attributed to:
Class B Unit holders of GDH LP ..................................	—	(19,255)	—	(204,745)
Noncontrolling interests ................................................	(65,636)	35,446	(187,482)	35,446
Class A common stockholders of the Company(1) .....	$(16,188)	$14,500	$(106,102)	$(95,441)

Net income / (loss) per share of Class A common stock (2)
Net income (loss) used in calculation of net income / (loss) per share of Class A common stock (2) ..................	$(17,913)	$14,500	$(110,066)	$(95,441)
Basic ....................................................................................	$(0.09)	$0.10	$(0.57)	$(0.70)
Diluted .................................................................................	$(0.09)	$0.08	$(0.58)	$(0.76)
Weighted average shares outstanding used to compute net income / (loss) per share(3) .....................
Basic ....................................................................................	192,869,271	143,103,474	192,474,019	135,525,464
Diluted .................................................................................	192,869,271	371,717,071	390,465,556	349,390,820
(1) For periods prior to the Reorganization Transactions, represents net income / (loss) attributable to
Class A Units of GDH LP.
(2) For periods prior to the Reorganization Transactions, represents net income / (loss) per Class A Unit of
GDH LP.
(3) For periods prior to the Reorganization Transactions, represents weighted average Class A Units of
GDH LP used to calculate net income / (loss) per unit.

12  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
Ownership of GDH LP Limited Partnership Interests

	June 30, 2026		December 31, 2025
	Ownership	% interest	Ownership	% interest
Galaxy Digital Inc. ................	194,798,949	49.8%	192,695,681	49.3%
Noncontrolling interests ......	196,596,698	50.2%	198,408,277	50.7%
Total ......................................	391,395,647	100.0%	391,103,958	100.0%
Reconciliation of Adjusted Gross Profit
The following table reconciles adjusted gross profit to revenues and gains / (losses) from operations for the three months ended June
30, 2026 and March 31, 2026:

	Three Months Ended June 30, 2026
(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Total
Revenues and gains / (losses) from operations ......................	$8,716,232	$25,959	$(31,658)	$8,710,533
Less: Transaction expenses .........................................................	8,469,179	5,816	10,826	8,485,821
Less: Impairment of digital assets ...............................................	181,348	—	—	181,348
Adjusted gross profit ..................................................................	$65,705	$20,143	$(42,484)	$43,364

	Three Months Ended March 31, 2026
(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Total
Revenues and gains / (losses) from operations ......................	$10,348,833	$3,050	$(138,658)	$10,213,225
Less: Transaction expenses .........................................................	10,015,414	—	1,331	10,016,745
Less: Impairment of digital assets ...............................................	284,402	—	—	284,402
Adjusted gross profit ..................................................................	$49,017	$3,050	$(139,989)	$(87,922)
13  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
Reconciliation of Adjusted EBITDA
The following table reconciles the Company’s adjusted EBITDA figures to net income for the three months ended June 30, 2026 and
March 31, 2026:

(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Three Months Ended June 30, 2026
Net income / (loss) .........................................................................................	$(19,048)	$31,155	$(97,423)	$(85,316)
Add back:
Equity based compensation and related expense .................................	9,218	657	6,331	16,206
Notes interest and other expense .............................................................	—	7,365	17,732	25,097
Tax expense / (benefit) ...............................................................................	(1,704)	(32,450)	(8,717)	(42,871)
Depreciation and amortization expense ...................................................	1,650	4,762	2,749	9,161
Other (1) ..........................................................................................................	(646)	—	1,111	465
Adjusted EBITDA ...........................................................................................	$(10,530)	$11,489	$(78,217)	$(77,258)

(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Three Months Ended March 31, 2026
Net income / (loss) .........................................................................................	$(34,304)	$(1,547)	$(180,460)	$(216,311)
Add back:
Equity based compensation and related expense .................................	10,971	637	6,491	18,099
Notes interest and other expense .............................................................	—	—	17,576	17,576
Tax expense / (benefit) ...............................................................................	—	—	(18,246)	(18,246)
Depreciation and amortization expense ...................................................	3,164	—	2,675	5,839
Other (1) ..........................................................................................................	808	—	4,698	5,506
Adjusted EBITDA ...........................................................................................	$(19,361)	$(910)	$(167,266)	$(187,537)
(1) Includes non-operating income and expenses, as well as other discrete items not indicative of ongoing operating performance, none of which were individually significant.
14  |  GLXY • Q2 2026All figures are in U.S. Dollars unless otherwise noted.
Reconciliation of Adjusted Income (Loss) per Share
The adjusted income (loss) per share represents the diluted income (loss) per Class A common stock assuming all outstanding noncontrolling interest holders exchanged their LP units in GDH LP for Class A common stock of the Company. In periods where the noncontrolling interest is already included in the GAAP diluted income (loss) per share, the adjusted income (loss) per share is identical to the GAAP income (loss) per share. Prior to the Reorganization Transactions, the noncontrolling interest was represented by Class B
Units of Galaxy Digital Holdings LP.
The following table reconciles the Company’s adjusted income (loss) per share figures to diluted and basic income (loss) per share for the three and six months ended June 30, 2026 and June 30, 2025:

	Three Months Ended		Six Months Ended
(in thousands, except for share data and per share amounts)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income (loss) to Class A unitholders ..............................	$(17,913)	$14,500	$(110,066)	$(95,441)
Weighted-average Class A shares outstanding ...................	192,869,271	143,103,474	192,474,019	135,525,464

Basic earnings (loss) per share ..........................................	$(0.09)	$0.10	$(0.57)	$(0.70)

Numerator:
Net income (loss) to Class A (basic) ....................................	$(17,913)	$14,500	$(110,066)	$(95,441)
Add: Income (loss) attrib. to NCI (after tax) ........................	—	16,191	(116,860)	(169,299)
Net income (loss) to Class A (diluted) .................................	(17,913)	30,691	(226,926)	(264,740)

Denominator:
WA Class A shares outstanding (basic) ..............................	192,869,271	143,103,474	192,474,019	135,525,464
Add: NCI share exchange .....................................................	—	211,890,313	197,991,537	213,865,356
Add: Compensatory awards ....................................................	—	16,723,284	—	—
WA shares outstanding (diluted) ..........................................	192,869,271	371,717,071	390,465,556	349,390,820

Diluted earnings (loss) per share ...........................................	$(0.09)	$0.08	$(0.58)	$(0.76)

Net income used to calculate diluted EPS ............................	$(17,913)	$30,691	$(226,926)	$(264,740)
Noncontrolling interest not included in diluted EPS numerator ...................................................................................	(17,914)	—	—	—
Net income used to calculate adjusted income (loss) per share ...........................................................................................	$(35,827)	$30,691	$(226,926)	$(264,740)

Weighted average number of Class A Common Stock shares for the purposes of diluted income (loss) per share ...........................................................................................	192,869,271	371,717,071	390,465,556	349,390,820
Additional noncontrolling interest weighted average shares outstanding ...................................................................	197,579,377		—
Weighted average number of Class A Common Stock shares for the purposes of Adjusted income (loss) per share ...........................................................................................	390,448,648	371,717,071	390,465,556	349,390,820

Adjusted income (loss) per share ......................................	$(0.09)	$0.08	$(0.58)	$(0.76)